SCHEDULE 14A INFORMATION

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THE FAIRCHILD CORPORATION

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, February 16, 2005

Time:	10:00 a.m.

Place:	Ritz-Carlton 1700 Tysons Boulevard McLean, VA 22102

Matters to be voted on:

1.	Election of nine directors.

2.	Approval of performance goals for incentive compensation for the President.

3.	Approval of performance goals for incentive compensation for the Chief Executive Officer.

4.	Any other matters properly brought before the shareholders at the meeting.

By Order of the Board of Directors

Donald E. Miller

Executive Vice President & Secretary

January 14, 2005

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company’s management for the board of directors. This proxy statement was first mailed to shareholders on or about January 14, 2005.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

Only shareholders of record holding Class A common stock or Class B common stock as of the close of business on December 20, 2004, will be entitled to receive notice of the annual meeting and to vote at the meeting.

On December 20, 2004, there were 22,574,204 shares of Class A common stock and 2,621,412 shares of Class B common stock outstanding and eligible to vote. Shares of common stock owned by the Company or any subsidiary are not entitled to vote, and are not included in the number of outstanding shares. Class A shares are entitled to one vote per share; Class B shares are entitled to 10 votes per share.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote “FOR” each of the nine director nominees and “FOR” each of the other proposals to be considered at the meeting.

How do participants in our savings plan vote these shares?

If you are a participant in our savings plan, the proxy card also will serve as a voting instruction for the trustee of the plan, Putnam Investments, to vote all shares of Class A common stock which are held by the trustee for your benefit. The shares represented by your proxy will be voted as you direct. The trustee will hold your voting directions in strict confidence. If you do not vote your proxy, shares held by the trustee for your benefit will be voted by the trustee in the same proportion as the shares properly voted by other participants in the savings plan.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

May I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you may change your vote either by giving the Company’s secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

May I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the annual meeting if holders of a majority of the shares of Class A common stock and Class B common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed in the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee can vote them as it sees fit only on matters that the New York Stock Exchange determines to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists, but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by phone, by mail, or in person. None of these employees will receive any extra compensation for doing this. The Company will also reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock.

CHANGE OF FISCAL YEAR END

In December 2003, the Company changed its fiscal year end from June 30 to September 30. This Proxy Statement presents certain information for the period between July 1, 2003 and September 30, 2003 (the 2004 Transition Period) and the period between October 1, 2003 through September 30, 2004 (the 2004 Fiscal Year).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

An entire board of directors, consisting of nine members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. We recommend a vote “FOR” the nominees presented below.

Vote Required.    The nine nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

Nominations.    At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

DIRECTORS STANDING FOR ELECTION

All of the nominees are currently directors of the Company. Each has agreed to be named in this proxy statement and to serve as a director if elected. All nominees have been designated as “Continuing Directors” as defined in the Company’s Certificate of Incorporation.

Related party transactions between the Company and certain directors, or their immediate family members or affiliates, are set forth in this proxy statement under the heading “Certain Transactions.” Information regarding late filings of stock ownership forms by certain directors is set forth in this proxy statement, under the heading “Section 16(a) Beneficial Ownership Reporting Compliance.”

Name	Age	Position
Mortimer M. Caplin	88	Director
Robert E. Edwards	56	Director
Steven L. Gerard	59	Director
Harold J. Harris	75	Director
Daniel Lebard	65	Director
John W. Podkowsky	60	Director
Herbert S. Richey	82	Director
Eric I. Steiner	43	President, Chief Operating Officer and Director
Jeffrey J. Steiner	67	Chairman of the Board and Chief Executive Officer

Mortimer M. Caplin.    Director since 1990.    Senior member of Caplin & Drysdale (attorneys): 1964 to Present. Director of Presidential Realty Corporation and Danaher Corporation.

Robert E. Edwards.    Director since 1998.    Executive Vice President of Fairchild Fasteners: March 1998 to January 2001. Chief Operating Officer of Fairchild Fasteners U.S. Operations: January 2000 to January 2001. Chief Executive Officer of Fairchild Fasteners Direct: March 1998 to December 1999. President and Chief Executive Officer of Edwards and Lock Management Corporation (predecessor of Fairchild Fasteners Direct): 1983 to 1998. Pursuant to the merger agreement by which the Company acquired Fairchild Fasteners Direct, Mr. Edwards is to be nominated for election as a director every year as long as he continues to own at least 541,258 shares of Class A common stock.

Steven L. Gerard.    Director since 1999.    Chairman and Chief Executive Officer of Century Business Services, Inc. (provider of integrated business services and products): October 2000 to present. Chairman and Chief Executive Officer of Great Point Capital, Inc. (financial and operating consultants): 1997 to October 2000. Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc. and its successor, Ocean View Capital, Inc., a manufacturer of insulated wire and cable: September 1991 to August 1997. Director of Lennar Corporation, Timco Aviation Services, Inc. and Joy Global, Inc.

Harold J. Harris.    Director since 1985.    President of Wm. H. Harris, Inc. (retailer): 1955 to October 2003. Director of Capital Properties Incorporated of Rhode Island.

Daniel Lebard.    Director since 1996.    Chairman of Supervisory Board of Daniel Lebard Management Development SA, a consulting firm in Paris, France, which performs management services: 1982 to Present. Chief Executive Officer of ISPG and Executive Chairman of Albright & Wilson plc (manufacturer of added value phosphate products): 1999.

John W. Podkowsky.    Director since 2003.    Until his retirement in July 2003, he was a Managing Director of the Fixed Income Group of Citigroup (banking services), where he held various management positions during the preceding 27 years. Managing Partner, since October 2003, of The Barringer Group, a consulting company offering strategic advisory services to financial institutions.

Herbert S. Richey.    Director since 1977.    President of Richey Coal Company (coal properties-brokerage and consulting): 1979 to December 1993.

Dr. Eric I. Steiner.    Director since 1988.    President of the Company: September 1998 to Present. Chief Operating Officer of the Company: November 1996 to Present. Executive Vice President of the Company: November 1996 to September 1998. Senior Vice President, Operations of the Company: May 1992 to November 1996. Dr. Steiner is the son of Jeffrey J. Steiner.

Jeffrey J. Steiner.    Director since 1985.    Chairman of the Board and Chief Executive Officer of the Company: December 1985 to Present. President of the Company: July 1991 to September 1998. Director of Global Sources Ltd.

Legal Matters Regarding Jeffrey Steiner:  Over the past several years, we have disclosed certain legal proceedings in France involving Mr. Jeffrey Steiner (Chairman and Chief Executive Officer of the Company), relating to the alleged improper use of funds of Elf Acquitaine (a French petroleum company). The Company has been informed by Mr. Steiner that the French court has ordered that the surety (caution) in the amount of approximately $1.5 million previously deposited by the Company in the court be applied against a fine and civil judgment rendered by the court against Mr. Steiner. A special committee consisting of all of the Company’s independent directors has been formed to review issues arising from these proceedings, including, among other things, reimbursement for approximately $5.5 million of legal fees and other amounts advanced by the Company on behalf of Mr. Steiner in connection with the proceedings.

Derivative Shareholder Actions:  Two actions, styled Noto v. Steiner, et al., and Borbonel v. Steiner, et al., were commenced on November 18, 2004, and November 23, 2004, respectively, in the Court of Chancery of the State of Delaware in and for Newcastle County, Delaware. The plaintiffs allege that each is a shareholder of The Fairchild Corporation and purport to bring actions derivatively on behalf of the Company, claiming, among other things, that Fairchild executive officers have received excessive pay and prerequisites, and that the Company’s directors have approved such excessive pay and prerequisites in violation of their fiduciary duties to the Company. The Company expects the two actions to be consolidated for trial. The complaints name as defendants all of the Company’s directors, its Chairman and Chief Executive Officer, its President and Chief Operating Officer, its Chief Financial Officer, and its General Counsel. The Company has reported the matters to its insurance carriers and intends to defend the allegations.

MEETINGS OF THE BOARD OF DIRECTORS

During the 2004 Fiscal Year and the 2004 Transition Period, the Board held eight meetings and acted four times by unanimous written consent. Except for Harold Harris, no incumbent director attended less than seventy-five percent (75%) of the aggregate number of meetings of the Board and committees on which he served. Due to health reasons, Mr. Harold Harris was not able to attend all Board Meetings; he attended 4 out of 8 Board Meetings and 87% of the aggregate number of meetings of committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees. The following chart describes the function and membership of each standing committee and the number of times it met during the 2004 Fiscal Year and the 2004 Transition Period:

Audit Committee

(Held 6 meetings)

Function		Members

•	Responsible for the appointment, compensation and oversight of the Company’s outside auditors and resolution of disagreements, if any, between outside auditors and management.	Herbert Richey (Chairman) Mortimer Caplin Steven Gerard Harold Harris John Podkowsky
•	Receives and responds to complaints (which may be submitted confidentially or anonymously) regarding accounting, internal account controls or auditing matters.

•	Examines and considers (and, where appropriate, pre-approves) matters relating to the internal and external audits of the Company’s accounts and its financial affairs.

•	Selects the Company’s independent auditors.

•	Reviews the Company’s auditing, financial reporting and internal control functions.

The Audit Committee has been established in accordance with Section 3(a)(5)(A) of the Exchange Act which (among other things) requires companies to establish a committee of board members for the purpose of overseeing the accounting and financial reporting processes of the company and audits of the financial statements of the company.

Financial Expert:  The Board of Directors has determined that Steven Gerard, a member of the Audit Committee, is a “financial expert” as defined in Securities and Exchange Commission Rules. Such determination was based, in part, on the following qualifications:

•	Mr. Gerard has served since October 2000 as Chief Executive Officer of Century Business Services, Inc. (provider of integrated business services) and served as Chairman and CEO of Great Point Capital, Inc. (financial and operating consultants) from 1997 to October 2000.

•	He served for 18 years as a financial analyst/banker.

•	He serves as a member of the Audit Committee of several other major companies (Lennar Corporation and Timco Aviation Services, Inc.).

Committee Independence:  The Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, applicable Securities and Exchange Commission Rules, and the Company’s Corporate Governance Guidelines. No Audit Committee member currently sits on more than two other public companies’ audit committees.

Committee Charter:  The Board has adopted a written charter for the Audit Committee, which sets forth in more detail the Committee’s functions and responsibilities. A copy of the charter is attached as Appendix A to this Proxy Statement. The charter is also posted on the Company’s website (www.fairchild.com). The charter was amended to and restated as of October 31, 2004 to comply with the SEC and NYSE requirements. The Board will amend the charter to reflect new requirements adopted by the SEC or the NYSE after October 31, 2004.

Compensation and Stock Option Committee

(Held 3 meetings and acted 1 time by written consent)

Function		Members
•	Initial responsibility for all compensation actions affecting the Company’s officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment	Daniel Lebard (Chairman) Harold Harris Herbert Richey

•	Administers the Company’s stock option plan.

Committee Independence:  The Board of Directors has determined that all members of the Compensation and Stock Option Committee are “independent” as defined in the listing standards of the New York Stock Exchange, and the Company’s Corporate Governance Guidelines.

Committee Charter:  The Board has adopted a written charter for the Compensation Committee which sets forth in more detail the Committee’s functions and responsibilities. The charter is posted on the Company’s website (www.fairchild.com). You may also request a copy from the Company’s Corporate Secretary.

Executive Committee

(Took no actions in the 2004 Fiscal Year and the 2004 Transition Period)

Function		Members
•	May consider pertinent matters and exercise all powers of the Board, which by law it may exercise when the Board is not in session.	Jeffrey Steiner (Chairman) Mortimer Caplin Herbert Richey Eric Steiner Steven Gerard

Corporate Ethics and Compliance Committee

(Held 3 meetings)

Function		Members
•	Oversees the Company’s ethics programs.	Mortimer Caplin (Chairman) Herbert Richey

Governance and Nominating Committee

(Held 1 meeting and acted once by written consent)

Function		Members
•	Responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This includes all potential candidates, whether initially recommended by management, other Board members, or shareholders of the Company. Considers and recommends to the Board candidates for election to the Board of Directors by the shareholders.	Daniel Lebard Steven Gerard Herbert Richey

•	Makes recommendations to the Board regarding corporate governance matters and updates to the Corporate Governance Guidelines.

Committee Independence:  The Board of Directors has determined that all members of the Governance and Nominating Committee are “independent” as defined in the listing standards of the New York Stock Exchange, and the Company’s Corporate Governance Guidelines.

Committee Charter:  The Board has adopted a written charter for the Governance and Nominating Committee, which sets forth in more detail the Committee’s functions and responsibilities. The charter is posted on the Company’s website (www.fairchild.com). You may also request a copy from the Company’s Corporate Secretary.

DIRECTORS COMPENSATION

Board members who are not salaried employees of the Company receive separate compensation for Board service. That compensation includes:

Annual Retainer:	$20,000

Attendance Fees:	$2,500 for each Board meeting. $2,500 for each Audit Committee meeting. $1,000 per meeting for all other Board Committee meetings. Expenses related to attendance

Stock Options:	Under the 1996 Non-Employee Directors Stock Option Plan (the “1996 NED Plan”) each non-employee director is issued stock options for 30,000 shares at the time he or she is first elected as a director. Thereafter, each director is issued stock options for 1,000 shares on an annual basis (immediately after each Annual Meeting).

Chairman of Audit Committee:	$10,000 a year.

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

In accordance with a written charter adopted by the Company’s Board of Directors, the Audit Committee of the Company’s Board of Director’s (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting processes and controls.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

In reliance on the reviews and discussions noted above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the last fiscal year (ending on September 30, 2004) for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Herbert S. Richey (Chairman)

Mortimer M. Caplin

Steven L. Gerard

Harold J. Harris

John W. Podkowsky

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

The Compensation and Stock Option Committee is composed of at least three independent Directors. It has initial responsibility for all compensation actions affecting the Company’s executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment.

Compensation Philosophy

The Committee’s goals are to:

•	Provide compensation competitive with other similar companies.

•	Reward executives consistent with the performance of the Company.

•	Recognize individual performance.

•	Encourage executives to increase shareholder value.

Components of Executive Officer Compensation

Cash Compensation (Base Salary and Annual Incentive Bonus)—The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and/or the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company’s annual operating plan as approved by the Board.

Mix Between Salary and Annual Incentive Pay—The mix between salary and annual incentive pay is related to an executive’s job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of assigned business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is “at risk.” The award and size of the performance bonus are based upon: (i) the executive officer’s performance against goals determined by the Company’s Chief Executive Officer; and/or (ii) the performance of the executive officer’s unit within the Company against that unit’s goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

The Committee approved salary and annual incentive pay for the Company’s named executive officers as set forth under the Summary Compensation Table of this Proxy Statement.

Stock Option Grants—No stock options were granted during the 2004 Transition Period and the 2004 Fiscal Year.

Total Compensation Program—The Committee believes that the total compensation program for executives of the Company (cash compensation, bonuses and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced.

Compensation of CEO

Jeffrey Steiner has served as Chairman of the Board and Chief Executive Officer of the Company since 1985, and as President from July 1991 through September 1998. In fixing Mr. Steiner’s salary and target bonus levels, as well as determining the size of stock option awards, if any, the Committee and the Board typically review the strategic direction and financial performance of the Company, including enterprise value, revenue and profit levels. In addition, the Committee reviews Mr. Steiner’s performance as Chairman of the Board and Chief Executive Officer, his importance to the Company and his success in implementing its strategic goals both through his entrepreneurial actions and investment banking acumen.

Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. These include an increased focus of the Company’s efforts to make acquisitions.

Base Compensation—Mr. Steiner’s aggregate base compensation for the 2004 Fiscal Year and the 2004 Transition Period was at the rate of $2,500,000 per year, consisting of (i) $1,700,000 pursuant to his employment agreement with the Company, (ii) $400,000 per year pursuant to his employment agreement with Banner Aerospace, plus (iii) $400,000 for services in Switzerland with respect to the Company’s European operations.

Stock Option Grants—No stock options were granted to Mr. Steiner during the 2004 Transition Period and the 2004 Fiscal Year.

Incentive Compensation Performance Goals—The performance goal for and maximum amount of Mr. Steiner’s incentive compensation (i.e., compensation beyond base salary) approved by the shareholders at the last Annual Meeting, was as follows:

1.	If the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of The Fairchild Corporation in Fiscal 2004, as computed in the same manner as under the Company’s Fiscal 2004 Budget submitted to the Board of Directors of the Company on September 22, 2003, is more or less than the Company’s planned EBITDA set forth in the Fiscal 2004 Budget (“Target EBITDA”), then the Chief Executive Officer may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

Percentage of Target EBITDA	Percentage of Base Salary
Less than 80%	0%
80% or more, but less than 90%	35%
90% or more, but less than 95%	50%
95% or more, but less than 100%	75%
100% or more, but less than 105%	110%
105% or more, but less than 110%	130%
110% or more	175%

2.	If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2004, the Chief Executive Officer may receive up to two and one-half percent (2 1/2%) of the total value of the transaction.

3.	Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

•	There shall be no cash incentive compensation awards on acquisitions by the Company;

•	There shall be no incentive compensation awards in connection with raising of equity through investment bankers

Incentive Compensation for 2004 Fiscal Year—The Committee determined that Mr. Steiner should receive no incentive compensation for the 2004 Fiscal Year.

No Future “change in control” Payments—In connection with the sale of Fairchild Fasteners to Alcoa Inc., our Board of Directors determined that Mr. Jeffrey Steiner was entitled to a change of control payment in the amount of $6,280,000. Fifty percent (50%) of such payment was made to Mr. Steiner during January to June 2003. The remaining 50% will be paid upon Mr. Steiner’s termination of employment with Fairchild. In connection with such change of control award, Mr. Steiner’s employment agreements were amended, pursuant to which he relinquished any future change of control payments under such employment agreements.

Internal Revenue Code Section 162(m)

The Committee has considered the impact of Section 162(m) Internal Revenue Code of 1986, as amended (the “Code”), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure our incentive compensation awards to our Chief Executive Officer and other executive officers in a manner that complies with the Code’s requirements for performance-based compensation to ensure that we are entitled to deduct such compensation. One of these requirements is that the shareholders approve the material terms of performance goals for such awards. To satisfy this requirement, the shareholders are being asked in this proxy statement to approve the material terms of certain performance goals for the following officers: the President and the Chief Executive Officer.

Respectfully submitted by the members of the Compensation and Stock Option Committee of the Board of Directors:

Daniel Lebard, Chairman

Harold J. Harris

Herbert S. Richey

INFORMATION AS TO EXECUTIVE OFFICERS

Set forth below is certain information about each executive officer of the Company who is not a director of the Company. Related party transactions between the Company and certain officers (or their immediate family members or affiliates) are set forth in this proxy statement under the heading “Certain Transactions.”

Anthony Churchill, 56, has served as Managing Director of Hein Gericke Deutschland GmbH since October 2004. Prior to joining Hein Gericke, Mr. Churchill served since January 2001 as the managing director of the Marker Group, a company which develops and markets the Marker ski bindings, systems and interfaces. Prior to his service at Marker, Mr. Churchill was interim CEO for the Pentland Group, in their German subsidiary, from January 1999 through December 2000. The Pentland Group owns and licenses important brands in the sporting goods industry, including Speedo, Ellesse, Berghaus, Chaussure Lacoste and Kickers.

Klaus Esser, 52, has served as the Managing Director of Polo Express since 1980. Fairchild acquired Polo Express in November, 2003.

John L. Flynn, 58, has served as Chief Financial Officer of the Company since January 2002, as Treasurer from February 2003 through February 2004, as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax from August 1989 to September 1994.

Bradley T. Lough, 39, has served as Treasurer of the Company since February 2004 and as Vice President of the Company since May 2002. He served as Vice President and Chief Financial Officer of Banner Aerospace from December 1999 through April 2003. In addition, he served as Treasurer of Banner Aerospace from August 1993 thought April 2003, Secretary of Banner Aerospace from May 1998 through April 2003, and Assistant Secretary of Banner Aerospace from February 1994 through April 1998.

Michael L. McDonald, 40, has served as Vice President of the Company since May 2002 and as Controller of the Company since July 2000. He served as Assistant Controller from 1997 to July 2000. Mr. McDonald has been employed by the Company since 1989.

Donald E. Miller, 57, has served as Executive Vice President of the Company since September 1998, as General Counsel since January 1991 and as Corporate Secretary since January 1995. He served as Senior Vice President of the Company from January 1991 through September 1998.

Warren D. Persavich, 51, has served as President of the Company’s Aerospace Division since April 1999, and as Senior Vice President and Chief Operating Officer of Banner Aerospace, Inc. from May 1998 through May 2003. Prior to that, he served as Senior Vice President and Chief Financial Officer of Banner Aerospace from June 1990 through May 1998, and as Vice President of Banner Aerospace from March 1990 through June 1990.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

The following summarizes employment agreements and change of control agreements:

•	Employment Agreement between the Company and Jeffrey Steiner:

Term of the Agreement:	Five year term, extended annually by an additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under the Agreement:
As determined by the Board of Directors.

Current Base Salary:	$1,700,000 per year.

Payments in Event of Death:	Estate to receive an amount equal to one year’s base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of Termination Due to Disability:
Fifty percent of base salary for two years, plus bonuses for the fiscal year in which disability occurred.

Payments in the event of a “change in control” or “trigger event”:
In connection with the sale of Fairchild Fasteners to Alcoa Inc., our Board of Directors determined that Mr. Jeffrey Steiner was entitled to a change of control payment in the amount of $6,280,000. Fifty percent (50%) of such payment was made to Mr. Steiner during January to June 2003. The remaining 50% will be paid upon Mr. Steiner’s termination of employment with Fairchild. In connection with such change of control award, Mr. Steiner’s employment agreements were amended, pursuant to which he relinquished any future change of control awards under such employment agreements.

•	Employment Agreement between Banner Aerospace (a Company Subsidiary) and Jeffrey Steiner:

Term of the Agreement:	Three year term, extended annually by an additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under the Agreement:
Not less than $250,000 per year, and an annual bonus if certain performance targets are met.

Current Base Salary:	$400,000 per year.

Payments in Event of Death:	Estate to receive an amount equal to one year’s base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of Termination Due to Disability:
Fifty percent of base salary for two years, plus bonuses for the fiscal year in which disability occurred.

•	Service Agreement between Fairchild Switzerland, Inc. (Company Subsidiary) and Jeffrey Steiner:

Term of the Agreement:	Year to year.

Minimum Base Salary Under the Agreement:
Greater of $400,000 or 680,000 Swiss Francs per year, but not more than $400,000.

Current Base Salary:	$400,000 per year.

•	Employment Agreement between the Company and Eric Steiner:

Term of the Agreement:	Three year term, extended annually by an additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under the Agreement:
$540,000 per year.

Current Base Salary:	$725,000 per year.

Payments in Event of Death:	Same as the Company’s CEO.

Payments in Event of Termination Due to Disability:
Same as the Company’s CEO.

Payments in the event of a “change in control”:
In connection with the sale of Fairchild Fasteners to Alcoa Inc., our Board of Directors determined that Dr. Eric Steiner was entitled to a change of control payment in the amount of $5,434,000. Fifty percent (50%) of such payment was made to Dr. Steiner in January 2003. The remaining 50% was paid in four equal and consecutive quarterly installments, with the first installment made on March 3, 2003 and the last installment made on March 3, 2004.

In connection with such change of control award, Dr. Eric Steiner’s employment agreement was amended, pursuant to which he relinquished any future change of control payments under such employment agreement.

•	Letter Agreements between the Company and each of the following officers: Donald Miller and John Flynn

Payments in the event of Termination Without Cause:
Two (2) times then current annual base salary, plus 1 times current annual base salary in lieu of bonus.

Payments in the event of a “change in control”:
In connection with the sale of Fairchild Fasteners to Alcoa Inc., our Board of Directors determined that Mr. Miller and Mr. Flynn were entitled to a change of control payment in the following amounts: Miller—$1,125,000; Flynn—$900,000. Fifty percent (50%) of such payments were made to such individuals as follows: Miller—December 2002; Flynn—January 2003. The remaining 50% was paid in four equal and consecutive quarterly installments, with the first installment made on March 3, 2003 and the last installment made on March 3, 2004.

In connection with such change of control awards, the letter agreements between the Company and Messrs. Miller and Flynn were amended, pursuant to which each of Messrs. Miller and Flynn relinquished any future change of control payments under such letter agreements.

•	Employment Agreement between the Company and Klaus Esser

Term of the Agreement:	Two years ending on January 1, 2006; thereafter, the contract may be terminated by either party on one year’s notice.

Minimum Base Salary Under the Agreement:
EUR 200,000 per year, plus a bonus of EUR 460,000 per year.

Current Base Salary:	Same as above.

PENSION AND RETIREMENT BENEFITS

Fairchild Retirement Plan.    The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 2004, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service’s limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $205,000 for 2004.

Annual Salary	10 Years of Service	20 Years of Service	30 Years of Service	40 Years of Service
$25,000	$2,000	$4,000	$6,000	$7,313
50,000	4,149	8,297	12,446	15,145
100,000	10,149	20,297	30,446	36,770
150,000	16,149	32,297	48,446	58,395
200,000	22,149	44,297	60,446	80,020
250,000	22,749	45,497	68,246	82,183

For purposes of determining benefits under the Fairchild Retirement Plan, the following executive officers have years of credit and average salaries as follows:

Officer	Average Salary	Years of Credit
Jeffrey Steiner	$189,000	14 years
John Flynn	$189,000	17 years
Donald Miller	$189,000	13 years
Eric Steiner	$189,000	13 years

Supplemental Executive Retirement Plans.    We have two supplemental executive retirement plans for key executives which provide additional retirement benefits based on final average earnings and years of service, as follows:

	Unfunded SERP	Funded SERP
Retirement Benefits	Provides a maximum retirement benefit (in the aggregate for both Supplemental Executive Retirement Plans) equal to the difference between (i) sixty percent (60%) of the participant’s highest base salary for five consecutive years of the last ten years of employment, and (ii) the aggregate of other pension benefits, profit sharing benefits, and primary Social Security payments to which the participant is entitled.	An annual retirement benefit determined by multiplying the participant’s years of credited service times a fixed amount. The amount varies by participant.

Funding	This is an unfunded obligation of the Company, not subject to ERISA regulations. The Company makes discretionary contributions to a Rabbi Trust to help meet its obligations under this plan, but the assets under such trust are subject to the claims of the Company’s creditors.	This benefit is a part of the Retirement Plan for Employees of the Fairchild Corporation. It is a funded obligation of the Company. Such funding contributions are not assets available to the creditors of the Company.

Pre-Retirement Distributions	Subject to the approval of the Compensation Committee, the plan permits participants who have reached retirement age, to elect to receive retirement advances.	At the participant’s request upon attainment of Normal Retirement Age as defined in the Plan.

Participants	Executive Officers. All persons named in the Summary Compensation Table are eligible for participation, in this plan, except Mr. Klaus Esser.	Same as the unfunded plan.

Special Years of Service Accreditation	Pursuant to a letter agreement with Mr. Miller, for purposes of determining years of service with the Company under the Supplemental Executive Retirement Plans, Mr. Miller will be credited with two years of service for each of the first ten years he is employed by the Company.	None.

	Pursuant to a letter agreement with Mr. Flynn, for purposes of determining years of service with the Company under the Supplemental Executive Retirement Plans, Mr. Flynn will be credited with two years of service for each of the first ten years he is employed by the Company.	None.

The American Jobs Creation Act signed by the President on October 22, 2004, includes amendments to tax laws applicable to deferred compensation plans and supplemental executive retirement plans. These amendments become effective in January 1, 2005. The Company will amend its SERP plans to be in compliance with such tax laws.

EXECUTIVE COMPENSATION

Table:    Summary Compensation

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Jeffrey Steiner, Chairman & CEO	FY 2004 TP 2003 FY 2003 FY 2002	2,500,005 625,001 2,500,005 2,500,005	(3) (3)	— — 5,256,400 —	— — 3,140,000 —	(1)	— — 145,518 250,000	2,937 669 30,783 34,743	(5) (5) (5)

Klaus Esser Managing Director Polo Express GmbH	FY 2004 TP 2003 FY 2003 FY 2002	204,030 — — —		497,732 — — —	— — — —		— — — —	— — — —

John Flynn, CFO & Senior VP, Tax	FY 2004 TP 2003 FY 2003 FY 2002	337,868 75,000 300,019 336,425		— — 1,399,837 —	90,000 90,000 720,000 —	(1) (1) (1)	— — 6,666 6,668	2,937 669 4,856 9,776	(5) (5)

Donald Miller, Executive VP, General Counsel & Secretary	FY 2004 TP 2003 FY 2003 FY 2002	422,311 93,750 375,003 423,826		— — 1,399,837 —	112,500 112,500 900,000 —	(1) (1) (1)	— — 13,333 16,668	2,937 669 5,930 12,691	(5) (5)

Eric Steiner, President & COO	FY 2004 TP 2003 FY 2003 FY 2002	725,005 181,251 725,005 725,005	(4)	— — 2,299,675 —	543,400 543,400 4,347,200 —	(1) (1) (1)	— — 26,400 42,888	2,937 669 5,930 10,965	(5) (5)

FY 2004 = Fiscal Year for October 1, 2003 to September 30, 2004.

TP 2004 = Transition Period for July 1, 2003 to September 30, 2003

FY 2003 = Fiscal Year for July 1, 2002 to June 30, 2003

FY 2002 = Fiscal Year for July 1, 2001 to June 30, 2002

(1)	During FY 2003, the Board of Directors approved the following change of control payments due to the December 3, 2002 sale of Fairchild Fasteners to Alcoa Inc., which represented substantially all of the Company’s assets.

Officer	Amount	Payment Schedule
J. Steiner	$6,280,000	$3,140,000 in FY 2003; $3,140,000 upon termination of employment.
J. Flynn	$900,000	$720,000 in FY 2003; $90,000 in TP 2004; $90,000 in FY 2004.
D. Miller	$1,125,000	$900,000 in FY 2003; $112,500 in TP 2004; $112,500 in FY 2004.
E. Steiner	$5,434,000	$4,347,200 in FY 2003; $543,400 in TP 2004; $543,400 in FY 2004.

(2)	For FY 2004 and TP 2004, includes imputed interest on loans to officers, as follows ($):

	TP 2004	FY 2004
J. Steiner	669	2,937
J. Flynn	669	2,937
D. Miller	669	2,937
E. Steiner	669	2,937

New loans to executive officers are no longer permitted as of July 30, 2002.

(3)	Includes $676,000 which was earned in FY 2004, and $77,000 earned in TP 2004, but which payment has been deferred.

(4)	Includes $64,000 which was earned in FY 2004 but which payment has been deferred.

(5)	Does not include advances, before retirement of earned pension benefits under the Company’s Unfunded SERP (Supplemental Executive Retirement Plan). See disclosure under Certain Transactions. Advances under the Unfunded SERP for Jeffrey Steiner are as follows:

FY 2004	$1,990,028
TP 2004	350,000
FY 2003	1,662,383
FY 2002	0

Table:    Options Granted

No stock options were granted to the named executive officers during the 2004 Fiscal Year and the 2004 Transition Period.

Table:    Option Exercises and Year-End Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the-Money Options at September 30, 2004
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jeffrey Steiner	0	0	364,405	135,259	165,000	55,000
Klaus Esser	—	—	—	—	—	—
John Flynn	0	0	23,334	5,000	4,401	1,467
Donald Miller	0	0	34,167	10,834	11,001	3,667
Eric Steiner	0	0	75,222	23,922	28,306	9,435

STOCK PERFORMANCE GRAPH

The following stock performance graph does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

Changes In Indexes Used in Prior Year

Last year we provided Fairchild’s stock price performance compared to a market index and an industry index.

Our market index was the 600 SmallCap Index, on the basis that Fairchild fits the definition of a “smallcap company.” We will continue to use this index.

As an industry index, we used the S&P 600 SmallCap Aerospace/Defense Index. This index is no longer reflective of Fairchild’s business, as we have diversified to include the sports apparel industry. Therefore, we intend to use the S&P SmallCap 600 Apparel, Accessories & Luxury Goods Index on a going-forward basis.

COMPARISON TO

S&P 600 SMALLCAP INDEX,

S&P SMALLCAP 600 APPAREL, ACCESSORIES & LUXURY GOODS INDEX

AND S&P 600 SMALLCAP AEROSPACE/DEFENSE INDEX

The following graph compares the performance of the Company’s Class A Stock with that of the S&P 600 Smallcap Index, the S&P Smallcap Aerospace/Defense Index (consisting of five aerospace/defense manufacturers), and the S&P 600 Apparel, Accessories & Luxury Goods Index (consisting of the following companies: Ashworth Inc., Fossil Inc., Haggar Corp. Kellwood Co., Oshkosh B Gosh Inc., Oxford Indus. Inc., Phillips Van Heusen Corp., Quiksilver Inc. and Russell Corp.) The graph plots the growth in value of an initial $100 investment over the indicated sixty-three month period with all dividends reinvested.

	Cumulative Total Return
	6/99	6/00	6/01	6/02	6/03	9/03	9/04
THE FAIRCHILD CORPORATION	100.00	38.24	54.98	24.71	31.61	38.82	31.22
S & P SMALLCAP 600	100.00	114.38	127.10	127.45	122.88	131.58	163.92
S & P SMALLCAP 600 APPAREL, ACCESSORIES & LUXURY GOODS	100.00	77.26	93.57	118.88	123.63	128.78	181.08
S & P SMALLCAP 600 AEROSPACE / DEFENSE COMPANIES	100.00	81.92	126.32	152.39	116.02	130.51	188.20

STOCK OWNERSHIP

The following table shows the number of shares beneficially owned (as of December 9, 2004) by:

•	each director;

•	each executive officer named in the Summary Compensation Table;

•	the directors and executive officers as a group; and

•	each person who we know beneficially owns more than 5% of the common stock.

Name	Number of Shares of Class A Stock(1)	Percentage of Class	Number of Shares of Class B Stock(1)	Percentage of Class
Directors:
Mortimer M. Caplin(2)	133,364	*	—	—
Robert E. Edwards	997,695	4.42%	—	—
Steven L. Gerard(2)	33,256	*	—	—
Harold J. Harris(2)(3)(4)	120,242	*	—	—
Daniel Lebard(2)	49,356	*	—	—
John Podkowsky(2)	7,500	*	—	—
Herbert S. Richey(2)(3)	41,666	*	—	—
Eric Steiner(2)(3)(4)(5)(8)	6,072,862	24.06%	2,548,996	97.24%
Jeffrey J. Steiner(2)(3)(4)(6)	572,780	2.48%	30,000	1.14%

Other Named Executive Officers:
Klaus Esser	—	—	—	—
John L. Flynn(2)(3)(4)	76,014	*	—	—
Donald E. Miller(2)(3)(4)	124,243	*	—	—

All Directors and Executive Officers as a Group:
(15 persons including the foregoing)(2)(3)	8,298,718	31.81%	2,578,996	98.38%

Other 5% Beneficial Owners:(7)
Dimensional Fund Advisors, Inc.	1,781,239	7.89%	—	—
Gabelli Funds, LLC	4,523,950	20.04%	—	—
Natalia Hercot(2)(3)(4)(8)	5,823,272	23.15%	2,548,996	97.24%
Steinberg Priest & Sloane Capital	1,697,209	7.52%	—	—
The Steiner Group LLC(8)	5,727,684	22.81%	2,533,996	96.67%

*Represents less than one percent.

Footnotes to Stock Ownership Chart:

(1)	The Class A Stock Column includes shares of Class B Stock, which are immediately convertible into Class A Stock on a share-for-share basis. Options that are exercisable immediately or within sixty days after December 9, 2004, appear in the Class A Stock column. Deferred Compensation Units (“DCUs”) to be paid out on February 28, 2005, in the form of one share of Class A Common Stock for each DCU, also appear in the Class A Stock column.

(2)	Includes exercisable stock options to purchase Class A Stock as follows: M. Caplin, 13,000 shares; J. Flynn, 23,334 shares; H. Harris, 24,250 shares; D. Lebard, 34,000 shares; D. Miller, 34,167 shares; H. Richey, 13,000 shares; S. Gerard, 14,456 shares; N. Hercot, 28,751 shares; E. Steiner, 75,222 shares; J. Steiner, 364,405 shares; J. Podkowsky, 7,500; Directors and Executive Officers as a group, 667,816 shares.

(3)	Includes Deferred Compensation Units (“DCUs”) to be paid out on February 28, 2005 in the form of one share of Class A Common Stock for each DCU as follows: J. Flynn, 20,255 shares; H. Harris, 15,762 shares; N. Hercot, 6,641 shares; D. Miller, 32,033 shares; H. Richey, 18,666; E. Steiner, 42,826 shares; J. Steiner, 134,831 shares. Directors and Executive officers as a group, 264,373 shares.

(4)	Includes shares beneficially owned, as follows:

H. Harris — 27,268 shares of Class A Stock owned by the William J. Harris 401K and Private Profit-Sharing Plan and 7,500 shares held by his wife.

D. Miller — 300 shares of Class A Stock owned by Mr. Miller as custodian for his child; Mr. Miller disclaims any beneficial interest therein.

E. Steiner — 80,000 shares of Class A Stock held in The Steiner Children’s Trust; 16,860 Class A shares held in 401K Savings Plan; 10,000 Class A shares held in the E&P Steiner Family Investment LLC. In addition, Eric Steiner reports beneficial ownership of the Class A and Class B shares held by The Steiner Group LLC (see Footnote 8).

J. Flynn — 7,406 shares held in 401k Savings Plan.

N. Hercot — 10,000 shares of class A Stock held by her husband. In addition Natalia Hercot reports beneficial ownership of the Class A and Class B shares held by The Steiner Group LLC (see Footnote 8).

J. Steiner — 38,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children; 30,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner as custodian for his children; 2,400 shares of Class A Stock owned by the Jeffrey Steiner Family Foundation; and 2,644 shares of Class A Stock held in his 401k Savings Plan. Mr. Steiner disclaims beneficial ownership of shares owned by the Jeffrey Steiner Family Foundation, and shares owned by him as custodian for his children.

(5)	80,430 shares of Class A Stock owned by Dr. Eric Steiner are held as collateral in a margin account at Sands Brothers & Co. Ltd.

(6)	Mr. Jeffrey Steiner, c/o The Fairchild Corporation, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

(7)	Based on the following information:

Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information as of December 31, 2003 contained in a Schedule 13G/A filed on February 6, 2004 with the SEC by Dimensional Fund Advisors, Inc.

Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1434. Information contained in a Schedule 13D/A-23, filed on December 3, 2004 with the SEC by Gabelli Funds, Inc.

Natalia Hercot, c/o The Fairchild Corporation, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Information contained in a Schedule 13D/A-24 filed on January 5, 2004 with the SEC by The Steiner Group LLC (See Footnote 7).

Steinberg Priest & Sloane Capital Management, LLC, 12 East 49th Street, New York, NY 10017. Information as of December 31, 2003 contained in a Schedule 13G filed on February 6, 2004, with the SEC by Steinberg Priest & Sloane Capital Management LLC.

The Steiner Group LLC, c/o Withers Bergman LLP, 430 Park Avenue, 10th Floor, New York, NY 10022. Information contained in a Schedule 13D/A-24 filed on January 5, 2004 with the SEC by The Steiner Group LLC.

(8)	Controlling Interested held by LLC: The Steiner Group LLC (a Delaware limited liability company) (the “LLC”) holds 3,193,688 shares of Class A Stock and 2,533,996 shares of Class B Stock. It holds controlling interest in the Company.

Change of Control:  Prior to December 31, 2003, Mr. Jeffrey Steiner was the sole manager of the LLC, and therefore reported beneficial ownership of the shares held by the LLC. On December 31, 2003, Jeffrey Steiner resigned as the sole manager of the LLC, and Eric Steiner and Natalia Hercot become the sole co-managers of the LLC In this capacity, Mr. Eric Steiner and Ms. Natalia Hercot have the ability to vote and to direct the disposition of the Fairchild shares held by the LLC. Therefore, as of December 31, 2003, Eric Steiner and Natalia Hercot report beneficial ownership of the shares held by the LLC.

Membership Interest Held in the LLC:  The membership interests in the LLC are held as follows: (i) 20% is held by Bayswater Ventures L.P., a partnership owned by four different trusts, of which Jeffrey Steiner is a beneficiary; and (ii) the remaining 80% membership interest in the LLC is held by The Jeffrey Steiner Family Trust, a trust created for the benefit of the issue of Jeffrey Steiner. The members of the LLC do not have the right to vote or to direct the disposition of the Fairchild shares held by the LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and officers to file reports (on Forms 3, 4 and 5) with the Securities and Exchange Commission, disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during the 2004 Fiscal Year and the 2004 Transition Period all reports were filed on a timely basis, except as follows: On February 23, 2004, Warren Persavich filed an Amended Form 3 to report ownership of an additional 6,796 shares of Fairchild’s Class A Common Stock, inadvertently omitted from his original Form 3 filed on September 25, 2000.

CERTAIN TRANSACTIONS

•	In fiscal 2003, the Company used a chartered aircraft owned by an affiliate of Mr. Jeffrey Steiner. Cost for such flights charged to the Company for business related travel was 95% of comparable rates to those charged in arm’s length transactions between unaffiliated third parties. In fiscal 2003, the Company paid $568,000 for such chartered aircraft, which included a prepayment for the future use of the aircraft. The affiliate of Mr. Steiner sold the aircraft in 2004. At the time of the sale, the Company was reimbursed $153,000 for the remaining unused portion of the prepayment.

•	The Company paid for the maintenance and upkeep of an apartment located in Paris, France and used by the Company from time to time for business related travel by Mr. E. Steiner. The owner of the apartment was a company controlled by the Steiner family. The Company believes that its overall cost for such apartment is less than the cost of similar accommodations for the Company’s business related travel. The total amounts paid for such apartment expenses during the 2004 Transition Period and the 2004 Fiscal Year were $7,000 and $43,000, respectively. In September 2004, the apartment was sold and the Company ceased further use.

•	Prior to July 30, 2002, the Company extended loans to purchase the Company’s Class A common stock to certain members of the Company’s senior management and Board of Directors, for the purpose of encouraging ownership of Company stock, and to provide additional incentive to promote the Company’s success. The loans are non-interest bearing, have maturity dates ranging from 1 month to 3 1/4 years, and become due and payable immediately upon the termination of employment for senior management, or a director’s affiliation with the Company.

The following table shows the amounts outstanding under such loans from executive officers and directors as follows: (i) largest amounts due at any time since the close of the last fiscal year, (ii) balance due as of fiscal year end (September 30, 2004), and (iii) balance due as of a current date (December 15, 2004):

Name	Largest Balance Due at Any Time During Prior Fiscal Year	Balance As of Fiscal Year End (September 30, 2004)	Balance Due as of December 15, 2004
M. Caplin	$105,970	$105,970	$0
S. Gerard	$99,377	$99,377	$93,377
H. Harris	$105,897	$105,897	$0
D. Lebard	$105,897	$105,897	$70,052
H. Richey	$105,963	$105,963	$70,052
E. Steiner	$174,678	$105,897	$70,052
J. Steiner	$174,678	$105,897	$70,052
J. Flynn	$174,678	$105,897	$70,052
D. Miller	$174,678	$105,897	$70,052
W. Persavich	$174,678	$0	$0
N. Hercot*	$167,397	$105,897	$70,052

(* Natalia Hercot is the daughter of J. Steiner)

In accordance with the Sarbanes-Oxley Act, no new loans will be made to executive officers or directors.

•	Eric Steiner (son of Jeffrey Steiner) is an executive officer of the Company. His compensation is set forth in the compensation table of the proxy statement. Natalia Hercot (daughter of Jeffrey Steiner) is a Vice President of the Company, for which she was compensated $12,000 in the 2004 Transition Period and $50,000 in the 2004 Fiscal Year. Natalia Hercot’s current salary is 37,440 Euros per year, and she is the manager of the Fairchild France branch in Paris.

•	Subject to the approval of the Compensation Committee, the Company’s Unfunded SERP (Supplemental Executive Retirement Plan) permits participants who have reached retirement age, to elect to receive retirement advances. During the 2004 Transition Period and the 2004 Fiscal Year, Mr. Jeffrey Steiner (who is 67) elected to receive advances under the Unfunded SERP (representing a partial distribution of his vested benefits) in the aggregate amount of $2,340,028.

•	During the 2004 Transition Period and the 2004 Fiscal Year, Phillip Hercot, son-in-law of Jeffrey Steiner, subleased a room in Fairchild’s Paris office and paid arm’s length rent to the Company.

•	During the 2004 Fiscal Year, the Company paid $35,000 for security protection of the Steiner family property located in France.

•	During the 2004 Transition Period and the 2004 Fiscal Year, the Company reimbursed $426,000 (in the aggregate) to Mr. J. Steiner, representing a portion of out-of-pocket costs he incurred personally in connection with the entertainment of third parties, which benefit the Company.

•	In December 2004, Mr. J. Steiner reimbursed the Company $421,000 for personal expenses that the Company paid on his behalf and which were outstanding as of September 30, 2004. At no time during 2004 did amounts due to the Company from Mr. J. Steiner exceed the amount of the after-tax salary deferrals the Company owed to him.

•	Mr. Klaus Esser’s brother is an employee of Polo Express. His current salary is approximately $88,000 per year.

PROPOSAL NO. 2

APPROVAL OF

PERFORMANCE GOALS FOR

INCENTIVE COMPENSATION FOR

THE PRESIDENT

At the annual meeting, you will be asked to approve the material terms of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2005 incentive compensation awards for the Company’s President (Dr. Eric Steiner).

Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

•	the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

•	the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

•	the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

The purpose of seeking shareholder approval of the President’s incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote “FOR” this proposal.

Vote Required.    To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

Performance Goals.    On December 8, 2004, the Company’s Compensation and Stock Option Committee established performance goals for the President’s fiscal 2005 incentive compensation award and the maximum amount payable to the President if the goal is achieved. The performance goals and maximum amount payable for fiscal 2005 are as follows:

1.	If in Fiscal 2005: (i) the Company’s net income exceeds $5 million, and (ii) the Company’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), computed in the same manner as under the Company’s Fiscal 2005 Budget submitted to the Board of Directors of the Company on December 9, 2004, is at least 90% of the Company’s planned EBITDA set forth in the Fiscal 2005 Budget (“Target EBITDA”), then the President may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

Percentage of Target EBITDA	Percentage of Base Salary

90% or more, but less than 95%	35%
95% or more, but less than 100%	50%
100% or more, but less than 105%	55%
105% or more, but less than 110%	75%
110% or more	100%

2.	If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2005, the President may receive up to two percent (2%) of the total value of the transaction.

3.	Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

•	There shall be no cash incentive compensation awards on acquisitions by the Company;

•	There shall be no incentive compensation awards in connection with raising of equity through investment bankers; and

•	There shall be no incentive compensation awards in connection with any debt financing.

All of the foregoing will be computed in such a manner as to avoid duplication.

The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the President in fiscal 2005 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the President will qualify as performance-based compensation that will be deductible from the Company’s gross income for federal income tax purposes.

PROPOSAL NO. 3

APPROVAL OF

PERFORMANCE GOALS FOR

INCENTIVE COMPENSATION FOR

THE CHIEF EXECUTIVE OFFICER

At the annual meeting, you will be asked to approve the material terms of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2005 incentive compensation awards for the Company’s Chief Executive Officer (Mr. Jeffrey Steiner).

Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

•	the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

•	the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

•	the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

The purpose of seeking shareholder approval of the Chief Executive Officer’s incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote “FOR” this proposal.

Vote Required.    To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

Performance Goals.    On December 8, 2004, the Company’s Compensation and Stock Option Committee established performance goals for the Chief Executive Officer’s fiscal 2005 incentive compensation award and the maximum amount payable to the Chief Executive Officer if the goals are achieved. The performance goals and maximum amounts payable for fiscal 2005 are as follows:

1.	If in Fiscal 2005: (i) the Company’s net income exceeds $5 million, and (ii) the Company’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), computed in the same manner as under the Company’s Fiscal 2005 Budget submitted to the Board of Directors of the Company on December 9, 2004 is at least 90% of the Company’s planned EBITDA set forth in the Fiscal 2005 Budget (“Target EBITDA”), then the Chief Executive Officer may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

Percentage of Target EBITDA	Percentage of Base Salary

90% or more, but less than 95%	35%
95% or more, but less than 100%	50%
100% or more, but less than 105%	75%
105% or more, but less than 110%	110%
110% or more	150%

2.	If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2005, the Chief Executive Officer may receive up to two and one-half percent (2 1/2%) of the total value of the transaction.

3.	Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

•	There shall be no cash incentive compensation awards on acquisitions by the Company;

•	There shall be no incentive compensation awards in connection with raising of equity through investment bankers; and

•	There shall be no incentive compensation awards in connection with any debt financing.

All of the foregoing will be computed in such a manner as to avoid duplication.

The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 2005 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company’s gross income for federal income tax purposes.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Principal Accountants

Current Independent Auditors:  On September 18, 2003, upon the recommendation of the Audit Committee, the Company appointed KPMG LLP to serve as its independent auditors for the fiscal year ended on September 30, 2004. On December 9, 2004, upon the recommendation of the Audit Committee, the Company again appointed KPMG to serve as its independent auditors for the current fiscal year, which ends on September 30, 2005. Representatives of KPMG will be available at the annual meeting to make a statement, if they so desire, and to respond to appropriate questions.

Prior Independent Auditors — Ernst & Young:  On May 12, 2003, Ernst & Young LLP resigned as the Company’s independent auditors. This was reported by the Company on Forms 8-K filed with the Securities and Exchange Commission on May 9, 2003 and June 9, 2003. Ernst & Young’s reports on the Company’s consolidated financial statements for the three years ended June 30, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period for which it served as the Company’s independent auditors and through the date of their resignation (May 12, 2003), there were: (i) no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Ernst & Young with a copy of the foregoing disclosures. A copy of Ernst & Young’s letter, dated June 9, 2003, stating its agreement with such statements, was attached as Exhibit 16 to the Form 8-K report filed on June 9, 2003. Ernst & Young was replaced by KPMG LLP as the Company’s independent auditors. During the period for which Ernst & Young served as the Company’s independent auditors and through the date of their resignation (May 12, 2003), the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Representatives of Ernst & Young are not expected to be available at the annual meeting.

Audit Fees

2004 Audit Fees:  The aggregate fees billed by KPMG LLP, for professional services rendered for the audit of the Company’s annual financial statements, reviews of consolidated financial statements included in the Company’s Form 10-Q and services in connection with statutory audits and regulatory filings for the fiscal year ended September 30, 2004 (and for the 2004 Transition Period) were approximately $1,596,000. More than 50% of the Fiscal 2004 audit work was performed by full-time employees of KPMG.

2003 Audit Fees:  The aggregate fees billed by KPMG LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2003 were $733,495. The aggregate fees billed by Ernst & Young LLP, for professional services rendered prior to their resignation on May 12, 2003, for audit work on the Company’s annual financial statements for the fiscal year ended June 30, 2003 were $73,100, and their aggregate fees billed for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2002, December 30, 2002 and March 31, 2003 were $54,247. More than 50% of the Fiscal 2003 audit work was performed by full-time employees of KPMG and Ernst & Young LLP, respectively.

Audit Related Fees

2004 Audit Related Fees:  The aggregate fees billed by KPMG for the fiscal year ended September 30, 2004 (or for the 2004 Transition Period), for assurance and related services by such accountant that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above, were $64,080. The nature of the services comprising the fees disclosed under this category was due diligence assistance related to acquisitions and an audit of the Company’s benefit plans.

2003 Audit Related Fees:  None.

Tax Fees:

2004 Tax Fees:  The aggregate fees billed by KPMG for the fiscal year ended September 30, 2004 (or for the 2004 Transition Period), for tax return preparation and review services were $26,010. The nature of the services comprising the fees disclosed under this category was                     .

2003 Tax Fees:  None.

Policy Regarding Non-Audit Services by Outside Auditors

The Audit Committee has appointed its Chairman, Mr. Herbert S. Richey, to overview and pre-approve all non-audit services provided by the Company’s outside auditors, with the main objective being the assurance of the Company’s outside auditors’ unimpaired independence. All outside non-audit services which are less than $5,000 must be approved in advance by Mr. Richey and then ratified by the Audit Committee. Any outside non-audit services in excess of $5,000 must first be approved by the full Audit Committee. Except for the tax related services disclosed above, KPMG did not conduct any non-audit service for the Company during the 2004 Transition Period and the 2004 Fiscal Year, and is not expected to provide any non-audit service during the 2005 Fiscal Year other than nominal tax related services.

CORPORATE GOVERNANCE MATTERS

NYSE Opt-Out Provisions for Controlled Companies

The New York Stock Exchange allows controlled companies (i.e., companies whose voting control is held by a single person) to opt out of the following requirements:

(a)	Maintaining a board consisting of a majority of independent directors;

(b)	Maintaining a Nominating/Corporate Governance Committee composed solely of independent directors; and

(c)	Maintaining a Compensation Committee composed solely of independent directors.

Because of the ownership interest held by The Steiner Group, LLC, the Company qualifies as a controlled company. However, the Board of Directors of The Fairchild Corporation has elected not to opt out of these requirements.

Corporate Governance Guidelines

In February 2004, the Board adopted Corporate Governance Guidelines which, among other things, address requirements to be met by the Company’s Board members in order to be deemed independent. The Board will amend the Guidelines to reflect the new requirements adopted by the NYSE as of November 3, 2004. The full text of the Corporate Governance Guidelines can be found on the Company’s website (www.fairchild.com). You may also request a copy from the Company’s Corporate Secretary. The portion of the Corporate Governance Guidelines addressing director independence is attached as Appendix B to this Proxy Statement.

Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in October 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Eric Steiner and Jeffrey Steiner, each of whom is considered an inside director because of his employment as an executive of the Company.

Executive Sessions of the Independent Directors; Presiding Director

The independent directors of the Company (i.e., all directors other than Eric Steiner and Jeffrey Steiner) meet in executive session, without management present, at least once a year. In the 2004 Fiscal Year and the 2004 Transition Period, the independent directors met in executive session four times. Mr. Gerard acted as the Presiding Director at each of such executive sessions.

Business Conduct Policies and Code of Ethics

In February 2004, the Board of Directors adopted a Code of Business Conduct and Ethics, applicable to all employees, officers and directors of the corporation. The code is posted on the Company’s website (www.fairchild.com). You may also request a copy from the Company’s Corporate Secretary.

In February 2004, the Board adopted the Code of Ethics for Senior Financial Officers (including the Chief Executive Officer, the Chief Financial Officer, the Principal Accounting Officer or Controller, and all persons performing similar functions on behalf of the Company). The code is posted on the Company’s website (www.fairchild.com). You may also request a copy from the Company’s Corporate Secretary. The officers subject to this code were surveyed for 2004 and will be surveyed annually for compliance. Only the Board of Directors can amend or grant waivers from the provisions of the code, and any such amendments or waivers will be promptly posted on the Company’s website.

Procedures For Submitting Shareholder Proposals

If you want to include a shareholder proposal in the proxy statement for the next year’s annual meeting, it must be delivered to the Company before September 16, 2005.

If you want to submit a shareholder proposal for next year’s annual meeting but you do not require that such proposal be included in the Company’s proxy materials, you must notify the Company of such proposal before December 1, 2005. If such notice is not received by December 1, 2005, the proposal shall be considered untimely and shall not be presented at the 2005 annual meeting.

All shareholder proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, and should be submitted to the Company’s headquarters, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102, Attention: Secretary.

Procedures For Submitting Recommendations For Director Nominations

The Company’s Governance and Nominating Committee will select, or recommend to the Board, the director nominees for next year’s annual meeting of shareholders. As part of its director selection process, the Committee considers recommendations from many sources, including management, other board members and the Chairman. The Committee will also consider nominees suggested by stockholders of the Company. Stockholders wishing to recommend a candidate for director may do so by sending the candidate’s name, biographical information and qualifications to the Chairman of the Governance and Nominating Committee c/o the Corporate Secretary, The Fairchild Corporation, 1750 Tysons Blvd., Suite 1400, McLean VA 22102.

In identifying candidates for membership on the Board of Directors, the Committee will take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC, local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Contacting our Board

Stockholders and other interested parties wishing to communicate with the Board of Directors, the Presiding Director for the Independent Directors, or any other members of the Board may do so by sending a written communication to the Board of Directors c/o the Corporate Secretary, The Fairchild Corporation, 1750 Tysons Blvd., Suite 1400, McLean, VA 22102.

The Corporate Secretary will forward all communications to the Board or designated members of the Board, unless the Secretary determines (in consultation with the Company’s legal department) that the shareholder communication relates to Company products and services, is a solicitation, or otherwise relates to improper or irrelevant matters.

Director Attendance at Annual Meetings

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors attended last year’s Annual Meeting of Stockholders.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2004, was mailed to shareholders with or prior to mailing of this proxy statement. The Company will provide free of charge to any shareholder as of the record date who so requests in writing, a copy of the Company’s annual report on Form 10-K for fiscal 2004 (including the financial statements and financial statement schedules, and any other Exhibits filed with the Form 10-K). Requests for such copies should be directed to Donald E. Miller, Executive Vice President & Secretary, The Fairchild Corporation, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

By Order of the Board of Directors

Donald E. Miller

Executive Vice President & Secretary

Appendix A

Charter of the Audit Committee

(Amended and Restated Effective as of October 31, 2004.)

1.	General (Structure, Process and Membership Requirements).

(a)	Membership. The Fairchild Corporation (the “Corporation”) shall have an audit committee (the “Audit Committee”) comprised of at least three members (“Members”) of the Corporation’s Board of Directors. Because of the Audit Committee’s demanding role and responsibilities, and the time commitment attendant to committee membership, each prospective Audit Committee Member should evaluate carefully the existing demands on his or her time before accepting this important assignment.

Members of the Audit Committee shall meet the following criteria:

(i)	Independence of Audit Committee Members: Each Member must be independent, as such term may be defined (from time to time) by the SEC or any national securities exchange on which the Corporation’s securities are listed.

(ii)	No Business Relationship Between Audit Committee Members and the Corporation: Pursuant to Rule 303A(2)(a) of the NYSE Listed Company Manual, no director is “independent” unless the Board affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). If a Member (or any organization in which such Member is a partner, controlling shareholder or executive officer) has (or in the last three years, has had) a business relationship with the Corporation (including a commercial, industrial banking, consulting, legal, accounting, charitable, familial or other relationship), the Board of Directors must specifically determine that (in the Board of Directors’ business judgment) such business relationship does not interfere with the Member’s exercise of his independent judgment. In making this determination, the Board shall consider, among other things, the materiality of the relation to the Corporation, to the Member, and, if applicable, to the organization with which the director is affiliated. The basis for any such finding must be disclosed in the Corporation’s annual proxy statement.

(iii)	No Employment Relationship: A director who is an employee or whose immediate family member is an executive officer of the Corporation is not independent until three years * after the end of such employment relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(iv)	No Payments in Excess of $100,000: A director who receives or whose immediate family member receives more than $100,000 a year in compensation from the Corporation (other than director and committee fees and pension or other forms of deferred compensation for prior services, provided that such compensation is not contingent in any way on continued service) is not independent until three years* after he or she ceases to receive more than $100,000 per year in such compensation. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(v)	Auditor Services: A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(vi)	Interlocking Directorships: A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s current executives serve on that company’s compensation committee is not “independent” until three* years after the end of such service or employment relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(vii)	Payments for Property or Services: A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three* years after falling below such threshold. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(viii)	Charitable Organizations: Charitable organizations shall not be considered “companies” for purposes of the paragraph immediately above, provided, however, that the Corporation shall disclose in its annual proxy statement any charitable contributions made by the Corporation to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues. The Corporation’s Board of Directors shall consider the “materiality” of any such charitable contributions pursuant to Rule 303A(2)(a) of the NYSE Listed Company Manual. (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(ix)	Definition of Immediate Family Member: An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(x)	Transitional Rule: Each of the standards in NYSE Rule 303A(2)(b) contains a three year “look-back” provision. These new rules become effective no later than October 31, 2004. The NYSE permits phasing in the “look-back” provision by applying only a one year look back for the first year. Thereafter, a three year look back will apply. (Cross Reference Rule: 303A(2)(b) of the NYSE Listed Company Manual.)

(xi)	Financial Literacy: Each Member must be financially literate (as interpreted by the Corporation’s Board of Directors in its business judgment).

(xii)	Accounting or Related Financial Management Expertise: At least one Member of the Audit Committee must have accounting or related financial management expertise (as interpreted by the Corporation’s Board of Directors in its business judgment). The Board may presume that a person who meets the test of “financial expert” under the SEC’s rule, meets the test of “financial management expertise.”

(xiii)	No Cross Compensation Links: If any executive officer of the Corporation is a member of the audit committee of another organization, then no executive officer of such other organization may serve as a Member of the Corporation’s Audit Committee.

(xiv)	No Compensatory Fees: In order to be deemed independent, an Audit Committee Member (or relative or affiliate, as defined below) must not accept, directly or indirectly, any consulting, advisory or other compensatory fees from the Corporation or a subsidiary and may not be an “affiliated person” of the Corporation or any of its subsidiaries.

The term “affiliated person” shall be as defined (from time to time) by the SEC or any national securities exchange on which the Corporation’s securities are listed. See for example definition of affiliated person in Rule 10A-3(e)(1) of the Exchange Act.

For purposes of this paragraph, a “relative” of a Member means a spouse, a minor child or stepchild, a child or stepchild sharing a home with the Member.

For purposes of this paragraph, an “affiliate” of a Member means an entity in which such Member is an officer (as defined below) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Corporation. An “officer” for purposes of the preceding sentence means a (i) partner, (ii) member or officer occupying a similar position (such as a managing director), (iii) executive officer, or (iv) other similar position (except limited partners, non-managing members, or other non-active roles). (Cross Reference: Rule 10A-3(b)(1) and Rule 10A-3(e)(8) of the Exchange Act.)

(xv)	Multiple Audit Committee Memberships: If an Audit Committee Member simultaneously serves on the audit committees of more than three public companies, then the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s audit committee and disclose such determination in the Corporation’s annual proxy statement.

(b)	Purpose. The purpose of the Audit Committee shall be:

(1)	To assist Board oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Corporation’s internal audit function; and (5) the performance of the Corporation’s outside auditors; and

(2)	To prepare an Audit Committee Report as required by the SEC to be included in the Corporation’s annual proxy statement.

(c)	Appointment and Term. The Chairman and each other Member of the Audit Committee shall be appointed by the Corporation’s Board of Directors to serve a term of one year or until their successors have been duly appointed and assume office.

(d)	Committee Meetings. The Audit Committee shall hold at least four regular meetings each year, and such additional meetings as the Chairman or a majority of the Members of the Audit Committee may deem necessary or advisable. The Audit Committee may require the presence and participation of any officer or employee of the Corporation, the Corporation’s internal auditors, or the Corporation’s outside auditors at any meeting of the Audit Committee.

(e)	Minutes. The Audit Committee shall prepare and approve minutes of its meetings, and such minutes shall be submitted to the Corporation’s Board of Directors for review and to the Corporation’s Secretary for inclusion in the Corporation’s minute books.

(f)	Reports of Actions. The Audit Committee shall promptly report all actions it has taken to the Corporation’s Board of Directors for ratification. The Audit Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s outside auditors, or the performance of the Corporation’s internal audit function.

2.	Responsibilities of the Audit Committee (Scope of Audit Committee’s Responsibilities and How It Carries Out These Responsibilities).

(a)	Internal Controls. The Audit Committee shall review the actions taken by the Corporation’s management to ensure that the Corporation adopts, maintains and adheres to a system of internal controls that provides reasonable assurances that (1) all transactions of the Corporation are properly authorized and are reflected in the books and records of the Corporation, (2) the risk of financial misconduct is minimized and any such misconduct is promptly detected and reported, (3) the Corporation is able to prepare and publish financial statements that are fairly presented, have been prepared in accordance with generally accepted accounting principles, and comply with all Securities and Exchange Commission (“SEC”), New York Stock Exchange (“NYSE”), and Financial Accounting Standards Board (“FASB”) requirements, and (4) the internal and external audits of the Corporation are adequate and comply with all SEC, NYSE, and FASB requirements. The Audit Committee shall review with the Corporation’s Chief Financial Officer and outside auditors at least annually the adequacy and effectiveness of the Corporation’s internal controls.

(b)	Financial Statements.

(i)	General Review: The Audit Committee shall review the Corporation’s published financial statements, including without limitation (1) any unusual or non-recurring items therein, (2) the accounting principles applied therein, (3) any changes in previously applied accounting principles, and (4) management’s report accompanying the Corporation’s annual financial statements included in the Corporation’s Annual Report to Shareholders.

(ii)	Discussions with Management: The Audit Committee shall discuss the Corporation’s annual audited financial statements and quarterly financial statements with management and the Corporation’s outside auditors, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(iii)	Scope of Committee’s Review: While the fundamental responsibility for the Corporation’s financial statements and disclosures rests with management and the outside auditors, the Audit Committee shall review: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

(c)

Internal Audit.    The Audit Committee shall review (1) the Corporation’s internal audit plans with management and the Corporation’s outside auditors (which review shall be conducted at least annually), (2) management’s appointment, replacement, reassignment or dismissal of the Corporation’s internal auditors, (3) the progress and key findings of the

Corporation’s internal audits, (4) the compensation paid by the Corporation to its internal auditors for all services rendered (which review shall be conducted at least annually), (5) all reports, criticisms, problems, issues, recommendations or other matters submitted or raised by the Corporation’s internal auditors, and management’s responses, actions and follow-up with respect thereto, and (6) all disagreements between management and the Corporation’s internal auditors. The function of the internal audit shall include, without limitation, to provide management and the Audit Committee with ongoing assessments of the Corporation’s risk management processes and system of internal control.

(d)	Independent Outside Auditors.

(d-1)	The Audit Committee shall annually review (1) management’s recommendation with respect to the selection of the Corporation’s outside auditors, and provide to the Corporation’s Board of Directors the Committee’s determination with respect to such selection, (2) the scope of the Corporation’s annual examination and audit with the Corporation’s outside auditors, (3) management’s evaluation of the independence of the Corporation’s outside auditors, (4) the letter from the Corporation’s outside auditors with respect to their independence from the Corporation’s management and their unrestricted access to the Audit Committee, (5) the report from the Corporation’s outside auditors with respect to the services that they have provided to the Corporation and other related matters (including the percentage hours worked on the Corporation’s audit engagement by persons other than the outside auditors’ full time employees), (6) the compensation paid by the Corporation to its outside auditors for all services rendered, (7) all reports, criticisms, problems, issues, recommendations or other matters submitted or raised by the Corporation’s outside auditors, and management’s responses, actions and follow-up with respect thereto, and (8) all disagreements between management and the Corporation’s outside auditors.

(d-2)	Annually, the Audit Committee shall obtain and review a report from the Corporation’s outside auditors, describing: (1) the outside audit firm’s internal quality control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the outside audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside audit firm, and any steps taken to deal with any such issues; and (3) (to assess the auditor’s independence) all relationships between the outside auditors and the Corporation.

After reviewing the report required above and the outside auditor’s work throughout the year, the Audit Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the outside auditor. In making its evaluation, the Audit Committee shall take into account the opinion’s of management and the Corporation’s internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee shall further consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself. The audit committee shall present its conclusions with respect to the independent auditor to the full Board.

(d-3)	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and the auditor shall report directly to the Audit Committee. (Cross Reference: Rule 10A-3(b)(2) of the Exchange Act.)

(d-4)	The outside auditors of the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

(d-5)	The Audit Committee is responsible for:

(i)	Obtaining annually from the Corporation’s outside auditors a formal written statement to the Audit Committee delineating (A) all relationships between the auditors and the Corporation and its officers, directors, and substantial shareholders, and (B); all services furnished by the auditors to the Corporation and its officers, directors, and substantial shareholders, in each case during the audit and engagement period and bearing upon the auditors’ independence for purposes of SEC and Independence Standards Board (“ISB”) requirements and rules;

(ii)	Actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

(iii)	Recommending that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence;

(iv)	Reviewing copies of annual disclosure statements from the Corporation’s officers, directors, ten percent (10%) or more shareholders, employees employed by us in an accounting or financial oversight role, and, if relevant, employees known formerly to have been partners, principals, shareholders, or professional employees of the Corporation’s outside auditors or known to be close family relatives of such persons (or the relevant portions of such statements) regarding any relationships between the auditors and the Corporation or its officers, directors, ten percent (10%) or more shareholders, or such employees and any services furnished by the Corporation’s outside auditors to the Corporation or its officers, directors, or ten percent (10%) or more shareholders bearing upon the auditors’ independence from the Corporation for purposes of SEC and ISB requirements and rules; and

(v)	Actively engaging in a dialogue with the Corporation’s officers, directors, ten percent (10%) or more shareholders, employees employed by the Corporation in an accounting or financial oversight role, and, if relevant, employees formerly partners, principals, shareholders, or professional employees of the Corporation’s outside auditors with respect to any relationships or services disclosed by them or the Corporation’s outside auditors that may impact on the objectivity and independence of the Corporation’s outside auditors.

(e)	Second Opinions. The Audit Committee shall review decisions by management to obtain second opinions on significant accounting issues and any actions taken by management in reliance on such opinions.

(f)	Meetings. The Audit Committee shall meet at least annually with (1) appropriate officers and employees of the Corporation to discuss tax matters affecting the Corporation, and (2) in-house counsel to discuss legal matters affecting the Corporation. Periodically, the Audit Committee shall meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the outside auditors.

(g)	Reporting of Questionable Accounting or Auditing Matters to the Audit Committee: The Audit Committee shall establish procedures (to be reviewed at least once per year) for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. (Cross Reference: Rule 10A-3(b)(3) of the Exchange Act.)

(h)	Hiring of Independent Counsel and Advisors to the Audit Committee: The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. (Cross Reference: Rule 10A-3(b)(4) of the Exchange Act.)

(i)	Funding. The Corporation shall provide appropriate funding for the Audit Committee to compensate the auditor and any other advisors engaged by the Audit Committee as well as for ordinary administrative expenses. (Cross Reference: Rule 10A-3(b)(5) of the Exchange Act.)

(j)	Annual Self-Evaluation. The Audit Committee shall, at least once a year, undertake a self-performance evaluation.

(k)	Earnings Press Releases. At lease once per year, the Audit Committee shall discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee’s responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

(l)	Risk Assessment and Risk Management. The Audit Committee shall, at least once a year, discuss the Corporation’s policies with respect to risk assessment and risk management. While it is the job of the CEO and senior management to assess and manage the Corporation’s exposure to risk, the Audit Committee shall discuss guidelines and policies to govern the process by which this is handled. The Audit Committee shall discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but the Committee shall discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

3.	Annual Consultation with Outside Auditors.

(a)	Annual Confirmation from Outside Auditors: In order to ensure that the Audit Committee receives all the information necessary to carry out its responsibilities, the Audit Committee shall request, at least annually, confirmation from the Corporation’s outside auditors that they have informed the Audit Committee as to (a) the initial selection of and changes in significant accounting policies and their application, (b) the process used in formulating sensitive accounting estimates, (c) adjustments proposed by the auditor but not recorded by the Corporation that could cause future financial statements to be materially misstated, (d) disagreements with management and whether or not satisfactorily resolved, (e) cases when management consulted with other accountants about auditing and accounting matters, (f) difficulties encountered in performing the annual audit, and (g) any other significant internal control or financial reporting matter.

(b)	Discussion Regarding Audit Problems: The Audit Committee shall review with the outside auditors any audit problems or difficulties and management’s response. The Audit Committee must regularly review with the outside auditors any difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the outside auditors’ activities or on access to requested information, and any significant disagreements with management. Among the items the Audit Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Corporation. The review should also include discussion of the responsibilities, budget and staffing of the Corporation’s internal audit.

(c)	Hiring Policies Regarding Employees of Outside Auditors: The Audit Committee shall set hiring policies for employees or former employees of the Corporation’s outside auditors (taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit).

4.	Preparation of Annual Financial Statements. Each year, prior to releasing the Corporation’s audited financial statements, the Audit Committee shall take the following actions:

(a)	The Audit Committee shall review and discuss the audited financial statements with management;

(b)	The Audit Committee shall discuss with the Corporation’s outside auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

(c)	The Audit Committee shall receive and review the written disclosures and the letter from the Corporation’s outside auditors required by ISB Standard No. 1, as may be modified or supplemented, and the reports and statements it is to obtain pursuant to Section 2(d) above, and shall discuss the auditors’ independence with the auditors and the Corporation’s officers, directors, ten percent (10%) or more shareholders, and relevant employees;

(d)	Based on the review and discussions referred to in sub-paragraphs (a) through (c) above, the Audit Committee shall determine (and shall report in the Corporation’s Annual Proxy Statement) if it recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K. In connection therewith, the Audit Committee shall consider whether any non-audit services rendered by the Corporation’s outside auditors to the Corporation during the audit or engagement period are consistent with the auditors’ independence from the Corporation and shall report the fact of such consideration in the Corporation’s Annual Proxy Statement;

5.	Annual Compliance Measures. At least once each year, the Audit Committee shall take the following actions:

(a)	Each Member of the Audit Committee shall provide such information as may be reasonably requested by the Corporation in order to enable the Board to review whether the Members of the Audit Committee are independent, as defined in NYSE listing standards and Section 1 hereof;

(b)	The Audit Committee shall review its own compliance with the policies and procedures of this Charter, including, without limitation, compliance with the following Sections:

Section 1(f) (report to the Board).

Section 2(a) (review with the Corporation’s Chief Financial Officer and outside auditors the adequacy and effectiveness of the Corporation’s internal controls);

Section 2(b) (review the Corporation’s financial statements, including MD&A, and discussion with management and outside auditors);

Section 2(c) (review with the Corporation’s management and outside auditors the Corporation’s internal audit plans).

Section 2(d) (review the recommendation and selection of the Corporation’s outside auditors; determine that the outside auditors are independent; review outside auditor’s report).

Section 2(e) (review any decisions by the Corporation’s management to obtain second opinions on significant accounting issues).

Section 2(f) (meet with the Corporation’s officers and employees to discuss tax and legal matters, and meet periodically with management, internal auditors and outside auditors).

Section 2(g) (procedures for reporting questionable accounting or auditing matters).

Section 2(j) (self-evaluation).

Section 2(k) (policy regarding earnings releases).

Section 2(l) (risk assessment and risk management).

Section 3(a) (annual confirmation from outside auditors).

Section 3(b) (annual consultation with outside auditors).

Section 3(c) (policy regarding hiring of outside auditor’s employees).

(c)	The Corporation shall provide to the NYSE written confirmation regarding:

(i)	The Board’s annual determination regarding the independence of Members of the Audit Committee;

(ii)	The financial literacy of the Audit Committee Members;

(iii)	The determination that at least one Audit Committee Member has accounting or related financial management expertise; and

(iv)	The Audit Committee’s annual review and reassessment of the adequacy of this Charter.

5.	Compliance with NYSE and SEC Requirements. Sections 1(a), 1(b), 1(f), 2(b), 2(c), 2(d), 2(f), 2(g), 2(h), 2(i), 2(j), 2(k), 2(l), 3 and 5(b) of this Charter are intended to comply with Rules 303.01 and 303.02 and 303A of the NYSE Listed Company Manual and SEC Rule 10A-3 under the Exchange Act. In the event of any amendments to such Rules, the Board shall consider parallel amendments to this Charter.

This Amended and Restated Charter was approved by the Corporation’s Board of Directors on February 12, 2004.

Appendix B

Independence of Directors

(Excerpt from the Company’s Corporate Governance Guidelines)

1.	Director Qualification Standards:

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

The Corporation has determined that a majority of its directors shall be “independent.” In order to be deemed independent, a director shall meet the following criteria:

1.1	No Business Relationship Between Audit Committee Members and the Corporation: Pursuant to Rule 303A(1)(a) of the NYSE Listed Company Manual, no director is “independent” unless the Board affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). If a director (or any organization in which such director is a partner, controlling shareholder or executive officer) has (or in the last three years, has had) a business relationship with the Corporation (including a commercial, industrial banking, consulting, legal, accounting, charitable, familial or other relationship), he or she shall not be deemed independent unless the Board of Directors specifically determines that (in the Board’ business judgment) such business relationship does not interfere with the director’s exercise of his independent judgment. In making this determination, the Board shall consider, among other things, the materiality of the relation to the Corporation, to the director, and, if applicable, to the organization with which the director is affiliated. The basis for any such finding must be disclosed in the Corporation’s annual proxy statement.

1.2	No Employment Relationship: A director who is an employee or whose immediate family member is an executive officer of the Corporation is not independent until three years * after the end of such employment relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

1.3	No Payments in Excess of $100,000: A director who receives or whose immediate family member receives more than $100,000 a year in compensation from the Corporation (other than director and committee fees and pension or other forms of deferred compensation for prior services, provided that such compensation is not contingent in any way on continued service) is not independent until three years* after he or she ceases to receive more than $100,000 per year in such compensation. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

1.4	Auditor Services: A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

1.5	Interlocking Directorships: A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s current executives serve on that company’s compensation committee is not “independent” until three* years after the end of such service or employment relationship. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

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1.6	Payments for Property or Services: A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three* years after falling below such threshold. (*Subject to transition rule set forth below.) (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

1.7	Charitable Organizations: Charitable organizations shall not be considered “companies” for purposes of the paragraph immediately above, provided, however, that the Corporation shall disclose in its annual proxy statement any charitable contributions made by the Corporation to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues. The Corporation’s Board of Directors shall consider the “materiality” of any such charitable contributions pursuant to Rule 303A(1)(a) of the NYSE Listed Company Manual. (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

1.8	Definition of Immediate Family Member: An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. (Cross Reference Rule: 303A(1)(b) of the NYSE Listed Company Manual.)

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The Fairchild Corporation

This proxy is solicited on behalf of the Board of Directors of The Fairchild Corporation.

The undersigned hereby appoints Jeffrey J. Steiner, John L. Flynn and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on December 20, 2004, at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Wednesday, February 16, 2005, at 10:00 a.m. (local time) and at any adjournments or postponements thereof. Except as noted below, if no direction is made, this proxy will be voted FOR all listed nominees and FOR approval of all proposals.

If the undersigned is a participant in the Savings Plan for Employees of The Fairchild Corporation (“Savings Plan”), then the undersigned hereby directs the trustee of the Savings Plan, Putnam Investments, (the “Trustee”) to vote or cause to be voted at the Annual Meeting and at any adjournments thereof, all shares of Class A Common Stock which are held by the Trustee in the undersigned’s Savings Plan account and which the undersigned is entitled to vote at such meeting as follows: the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given by 10:00 a.m. (EST) February 9, 2005, the Trustee will vote the Savings Plan shares represented by this proxy in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. The Trustee will hold the undersigned’s voting directions in strict confidence.

“Please Mark Inside Boxes so that Data Processing Equipment Will Record Your Votes.”

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES, AND FOR APPROVAL OF ALL PROPOSALS, EXCEPT THAT, WITH RESPECT TO SAVINGS PLAN SHARES, IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE SAME PROPORTION AS THE SHARES PROPERLY VOTED BY OTHER SAVINGS PLAN PARTICIPANTS.

1.	ELECTION OF DIRECTORS

☐ FOR	☐ WITHHELD FOR ALL

01 Mortimer M. Caplin, 02 Robert E. Edwards, 03 Steven L. Gerard, 04 Harold J. Harris, 05 Daniel Lebard, 06 John W. Podkowsky, 07 Herbert S. Richey, 08 Eric I. Steiner, and 09 Jeffrey J. Steiner.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2.	TO APPROVE PERFORMANCE GOALS FOR INCENTIVE COMPENSATION FOR THE PRESIDENT:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO APPROVE PERFORMANCE GOALS FOR INCENTIVE COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear hereon.

When signing as attorney, executor, administrator,

trustee, guardian or corporate officer, please give full title as such.

Date

Signature(s)